Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PFSweb, Inc.

Allen, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-201674) and Form S-8 (Nos. 333-201675 and 333-164973) of PFSweb, Inc. and Subsidiaries of our reports dated March 16, 2018, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of PFSweb, Inc.'s internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Dallas, Texas

March 16, 2018